UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 27, 2020
____________________

Mercantile Bank Corporation
(Exact name of registrant as specified in its charter)

Michigan	000-26719	38-3360865
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

310 Leonard Street NW, Grand Rapids, Michigan		49504
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code		616-406-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MBWM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).                                                                     Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Directors

On August 27, 2020 the Board of Directors (the “Board”) of Mercantile Bank Corporation (the “Company”) increased its size from six to eight members and appointed David B. Ramaker and Michael S. Davenport to fill the vacancies.

Mr. Ramaker was the Chairman, President and CEO of Chemical Bank Corporation until its merger with Talmer Bank Corporation in 2017. He joined Chemical Bank in 1989 as Vice President of Commercial lending and served as President and Chief Executive Officer of Chemical Financial Corporation from 2001 through June of 2017. Prior to that, he held a variety of banking positions with financial institutions in Texas from 1977 through 1989. Mr. Ramaker holds a bachelor’s degree with a major in finance and minor in accounting from Southern Methodist University. He is currently President of the Michigan Baseball Foundation, which owns a minor league baseball stadium and team, with an overarching mission to act as an economic catalyst for the Midland, Michigan, community, where he is also active with a number of other nonprofit and charitable organizations. Mr. Ramaker will serve as a member of the Audit Committee, Compensation Committee, and Governance and Nominating Committee for both the Company and Mercantile Bank of Michigan (the “Bank”) boards. In connection with Mr. Ramaker’s appointment to the Board and these committees, the Board has determined that Mr. Ramaker satisfies the definition of “independent director” and the heightened independence standards for service on the Board's Audit and Compensation Committees under the NASDAQ listing standards.

Mr. Davenport has served as President and Chief Executive Officer of Jireh Metal Products since 2015. Prior to that, he held a variety of positions at major financial institutions, including US Bank, Fifth Third Bank and First Financial Bank. Overall, his background includes over 13 years in the banking industry, holding positions in sales, risk management and community development. Mr. Davenport earned a Bachelor of Science degree in psychology from Xavier University and a Juris Doctor degree from the University of Cincinnati. He has been a member of the Bank’s Board since 2017, where he will also continue to serve. As a member of the Company’s Board, he will be appointed to the Audit Committee, Compensation Committee, and Governance and Nominating Committee. In connection with Mr. Davenport’s appointment to the Board and these committees, the Board has determined that Mr. Davenport satisfies the definition of “independent director” and the heightened independence standards for service on the Board's Audit and Compensation Committees under the NASDAQ listing standards.

Both Messrs. Ramaker and Davenport will stand for election at the Company’s next annual meeting of shareholders in May of 2021, and will participate in the Company’s standard outside director compensation program as outlined in exhibit 10.1 below.

The Company issued a press release announcing the appointment of Mr. Ramaker and Mr. Davenport to the Board. A copy of the press release is furnished as Exhibit 99.1 to this report and incorporated here by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number                            Description

10.1	Director Fee Summary, incorporated by reference to exhibit 10.20 of our Form 10-K filed March 2, 2020.

99.1	Press release of Mercantile Bank Corporation dated August 27, 2020, announcing appointment of two directors to the Board.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mercantile Bank Corporation

By:	/s/ Charles E. Christmas
Charles E. Christmas
Executive Vice President, Chief Financial Officer and Treasurer

Date: August 27, 2020